Exhibit 99.1

For Immediate Release

For more information:
Rex S. Schuette
Chief Financial Officer
(706) 781-2266
Rex_Schuette@ucbi.com

UNITED COMMUNITY BANKS, INC. REPORTS
NET INCOME OF $17.7 MILLION FOR FIRST QUARTER 2015,
UP 15 PERCENT FROM A YEAR AGO

●	Earnings per diluted share of 29 cents, up 16 percent from first quarter of 2014
●	Loans up $116 million, or 10 percent annualized
●	Core transaction deposits up $206 million, or 22 percent annualized
●	Net interest margin holds steady at 3.31 percent
●	Regulatory approvals received for acquisition of MoneyTree Corporation / First National Bank
●	Announced merger with Palmetto Bancshares

BLAIRSVILLE, GA – April 22, 2015 – United Community Banks, Inc. (NASDAQ: UCBI) (“United”) today reported net income of $17.7 million, or 29 cents per diluted share, for the first quarter of 2015.  Earnings per share were up 16 percent from a year ago. The increase reflects strong loan and core deposit growth, a stable net interest margin and growth in fee revenue.

“I am very pleased with our strong first quarter financial results and our outlook for the remainder of the year,” said Jimmy Tallent, chairman and chief executive officer.  “We had solid loan growth and a steady net interest margin.  Fee revenue was up with meaningful increases in our mortgage and brokerage businesses and higher gains from our SBA lending business.  Our return on assets was .94 percent, and return on equity was 9.3 percent.”

1

Tallent continued, “The first quarter also included three non-core items.  We repaid $6 million in structured repurchase agreements that we were paying 4 percent interest, and redeemed $15.5 million in trust preferred securities that we were paying an average rate of 11 percent interest, resulting in total prepayment charges of $1.04 million that were included in fee revenue.  Repayment of these instruments will result in approximately $1.9 million in annual interest savings. Also, we paid the FDIC $690,000 to close the loss sharing agreements related to our acquisition of Southern Community Bank in June of 2009.  In addition to administrative cost savings, we will now retain 100 percent of the recoveries from previously covered losses. This will more than offset the $690,000 payment within the next two years.  And, we had securities gains of $1.54 million that offset most of the $1.73 million impact of these other non-core items.”

Tallent continued, “First quarter net loan growth of $116 million was driven by strong loan production of $423 million across all United markets.  Our community banks originated $314 million of loan production while our specialized lending area, which includes our health care, corporate, SBA, asset-based, middle market and commercial real estate lending businesses, produced $108 million.  Core deposit growth was another contributing factor with a linked-quarter increase of $206 million, or 22 percent annualized. Increased demand deposits in our Atlanta and north Georgia markets drove over half of this growth.”

First quarter taxable equivalent net interest revenue totaled $57.6 million, down $715,000 from the fourth quarter and up $3.45 million from the first quarter of 2014.  The taxable equivalent net interest margin of 3.31 percent held steady with the prior quarter and was up 10 basis points from a year ago.  Along with loan growth, this drove the increase in net interest revenue.

“The linked quarter decrease in net interest revenue was due to two fewer days of interest accruals in the first quarter,” said Tallent.  “We’ve been able to hold the margin steady in the low 3.30 percent range following our second quarter 2014 balance sheet management activities, which included restructuring the securities portfolio, interest rate hedges and wholesale borrowings.  However, we continue to see loan pricing pressures and expect our margin to decline slightly through the balance of 2015.  With only a modest decline, we expect loan growth to drive increases in net interest revenue going forward.”

2

The first quarter provision for credit losses was $1.8 million, equal to the fourth quarter and down $700,000 from the first quarter of 2014.  First quarter net charge-offs were $2.56 million compared with $2.51 million in the fourth quarter and $4.04 million a year ago.  Nonperforming assets to total assets were .26 percent, equal to last quarter and down from .42 percent a year ago.

First quarter fee revenue totaled $15.7 million, up $859,000 from the fourth quarter and $3.51 million from the first quarter of 2014.  The increase from a year ago resulted primarily from the growing SBA lending and mortgage businesses and the related gains on sales of loans.  SBA loan sale gains totaled $1.14 million in the first quarter of 2015 and $926,000 in the fourth quarter of 2014.  There were no gains from SBA loan sales in the first quarter of 2014.  Mortgage fees were up $644,000 from the fourth quarter and $1.40 million from a year ago, reflecting strong growth in new home purchases and an increase in refinancing activity.  Closed mortgage loans totaled $87.9 million in the first quarter of 2015, compared with $77.4 million and $46.0 million, respectively, in the fourth and first quarters of 2014.

First quarter brokerage fees of $1.55 million from United’s advisory services business were up $375,000 from both the fourth and first quarters of 2014.  Service charges and fees were down from both of these same prior quarters, mostly reflecting the declining trend in overdraft fees.

Tallent added, “The growing SBA lending business and the increase in mortgage and brokerage fees reflect our commitment to diversifying the revenue stream by focusing on fee generating products and services.”

Operating expenses were $43.1 million in the first quarter compared to $41.9 million in the fourth quarter and $39.1 million a year ago.  Excluding the non-core items in other operating expenses noted below, total core operating expenses were $42.4 million in the first quarter 2015 compared to $42.6 million in the fourth quarter and $39.1 million a year ago.  The current quarter is down slightly compared to the fourth quarter and up $3.3 million from a year ago.  The increase from a year ago was driven by higher salaries and employee benefit costs, and an increase in other operating costs.

3

First quarter salaries and employee benefits expense of $26.4 million was down $146,000 from the fourth quarter but up $2.05 million from a year ago.  The increase from a year ago reflects investment in new producers and support staff for the specialized lending area, and higher commissions and incentives associated with growth in the mortgage and advisory services businesses, as well as growth in commercial loans and core deposits.  Other operating expenses of $5.25 million for the first quarter were up $1.33 million and $1.40 million, respectively, from the fourth and first quarters of 2014.  First quarter 2015 other operating expenses included a non-core charge of $690,000 associated with closing all loss sharing agreements with the FDIC, as noted earlier.  The fourth quarter of 2014 included a $492,000 charge related to the FDIC’s adjustment for interest claimed on the first loss share filing which was more than offset by a $1.2 million reversal of a previously established litigation reserve.  Excluding these non-core items, other operating expenses were down slightly from the fourth quarter and up $705,000 from a year ago due to higher travel and lending-related costs to support loan growth.

“During the first quarter we received regulatory approvals for the previously announced merger with MoneyTree Corporation and its subsidiary First National Bank,” Tallent said.  “We expect the transaction to close as planned on May 1, with conversion of the operating systems by mid-July.  We look forward to expanding our Tennessee markets and welcoming the First National team of bankers to the United family.”

At March 31, 2015, capital ratios were as follows: Tier 1 Risk-Based of 11.5 percent; Total Risk-Based of 12.8 percent; Tier 1 Common Risk-Based of 11.5 percent; and, Tier 1 Leverage of 8.7 percent.

“We are off to a solid start in 2015, including strong growth in loans, core deposits and fee revenue,” Tallent said. “We are excited about executing our growth strategies to expand the franchise and add value for shareholders.  In addition to the completion of the MoneyTree transaction on May 1, we announced earlier today an agreement to acquire $1.2 billion-asset Palmetto Bancshares, Inc. and its 108 year-old bank – The Palmetto Bank – in Greenville, South Carolina.  The addition of MoneyTree will significantly increase our market share and customer base in eastern Tennessee, and the addition of Palmetto will make us the number one community bank in Upstate South Carolina.”

4

Conference Call

United will hold a conference call today, Wednesday, April 22, 2015, at 11 a.m. ET to discuss the contents of this news release and the separate news release regarding United’s merger with Palmetto Bancshares, Inc., and to share business highlights for the quarter.  To access the call, dial (877) 380-5665 and use the conference number 15339428.  The conference call also will be webcast and available for replay for 30 days by selecting “Events & Presentations” within the Investor Relations section of United’s website at www.ucbi.com.

About United Community Banks, Inc.

United Community Banks, Inc. (UCBI) is a bank holding company based in Blairsville, Georgia, with $7.7 billion in assets. The company’s banking subsidiary, United Community Bank, is one of the Southeast’s largest full-service banks, operating 104 offices in Georgia, North Carolina, South Carolina and Tennessee. The bank specializes in personalized community banking services for individuals, small businesses and corporations. A full range of consumer and commercial banking services includes mortgage, advisory, treasury management and other products.  In 2014, United Community Bank was ranked first in customer satisfaction in the southeast by J.D. Power and in 2015 was ranked fourteenth on the Forbes list of America’s Best Banks.  Additional information about the company and the bank’s full range of products and services can be found at www.ucbi.com.

5

Safe Harbor

This news release contains forward-looking statements, as defined by federal securities laws, including statements about United’s financial outlook and business environment.  These statements are based on current expectations and are provided to assist in the understanding of future financial performance.  Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements.  For a discussion of some of the risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to United’s filings with the Securities and Exchange Commission including its 2014 Annual Report on Form 10-K under the sections entitled “Forward-Looking Statements” and “Risk Factors.”  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements.

# # #

6

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Selected Financial Information
						First
	2015	2014				Quarter
(in thousands, except per share	First	Fourth	Third	Second	First	2015-2014
data; taxable equivalent)	Quarter	Quarter	Quarter	Quarter	Quarter	Change
INCOME SUMMARY
Interest revenue	$62,909	$64,353	$63,338	$61,783	$60,495
Interest expense	5,292	6,021	6,371	6,833	6,326
Net interest revenue	57,617	58,332	56,967	54,950	54,169	6%
Provision for credit losses	1,800	1,800	2,000	2,200	2,500
Fee revenue	15,682	14,823	14,412	14,143	12,176	29
Total revenue	71,499	71,355	69,379	66,893	63,845	12
Operating expenses	43,061	41,919	41,364	40,532	39,050	10
Income before income taxes	28,438	29,436	28,015	26,361	24,795	15
Income tax expense	10,768	11,189	10,399	10,004	9,395	15
Net income	17,670	18,247	17,616	16,357	15,400	15
Preferred dividends and discount accretion	-	-	-	-	439
Net income available to common shareholders	$17,670	$18,247	$17,616	$16,357	$14,961	18

PERFORMANCE MEASURES
Per common share:
Diluted income	$.29	$.30	$.29	$.27	$.25	16
Cash dividends declared	.05	.05	.03	.03	-
Book value	12.58	12.20	12.15	11.94	11.66	8
Tangible book value (2)	12.53	12.15	12.10	11.91	11.63	8

Key performance ratios:
Return on common equity (1)(3)	9.34%	9.60%	9.41%	8.99%	8.64%
Return on assets (3)	.94	.96	.95	.88	.85
Dividend payout ratio	17.24	16.67	10.34	11.11	-
Net interest margin (3)	3.31	3.31	3.32	3.21	3.21
Efficiency ratio	59.15	57.47	57.96	58.65	59.05
Average equity to average assets	9.86	9.76	9.85	9.61	9.52
Average tangible equity to average assets (2)	9.82	9.72	9.83	9.58	9.50
Average tangible common equity to average assets (2)	9.82	9.72	9.83	9.58	9.22
Tangible common equity to risk-weighted assets (2)(4)	13.53	13.82	14.10	13.92	13.63

ASSET QUALITY
Non-performing loans	$19,015	$17,881	$18,745	$20,724	$25,250	(25)
Foreclosed properties	1,158	1,726	3,146	2,969	5,594	(79)
Total non-performing assets (NPAs)	20,173	19,607	21,891	23,693	30,844	(35)
Allowance for loan losses	70,007	71,619	71,928	73,248	75,223
Net charge-offs	2,562	2,509	3,155	4,175	4,039	(37)
Allowance for loan losses to loans	1.46%	1.53%	1.57%	1.66%	1.73%
Net charge-offs to average loans (3)	.22	.22	.28	.38	.38
NPAs to loans and foreclosed properties	.42	.42	.48	.54	.71
NPAs to total assets	.26	.26	.29	.32	.42

AVERAGE BALANCES ($ in millions)
Loans	$4,725	$4,621	$4,446	$4,376	$4,356	8
Investment securities	2,203	2,222	2,231	2,326	2,320	(5)
Earning assets	7,070	7,013	6,820	6,861	6,827	4
Total assets	7,617	7,565	7,374	7,418	7,384	3
Deposits	6,369	6,383	6,143	6,187	6,197	3
Shareholders’ equity	751	738	726	713	703	7
Common shares - basic (thousands)	60,905	60,830	60,776	60,712	60,059
Common shares - diluted (thousands)	60,909	60,833	60,779	60,714	60,061

AT PERIOD END ($ in millions)
Loans	$4,788	$4,672	$4,569	$4,410	$4,356	10
Investment securities	2,201	2,198	2,222	2,190	2,302	(4)
Total assets	7,664	7,567	7,526	7,352	7,398	4
Deposits	6,438	6,327	6,241	6,164	6,248	3
Shareholders’ equity	764	740	736	722	704	9
Common shares outstanding (thousands)	60,309	60,259	60,248	60,139	60,092

(1) Net income available to common shareholders, which is net of preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss). (2) Excludes effect of acquisition related intangibles and associated amortization. (3) Annualized. (4) March 31, 2015 calculated under Basel III rules which became effective January 1, 2015.

UNITED COMMUNITY BANKS, INC.
Non-GAAP Performance Measures Reconciliation
Selected Financial Information
	2015	2014
(in thousands, except per share	First	Fourth	Third	Second	First
data; taxable equivalent)	Quarter	Quarter	Quarter	Quarter	Quarter

Interest revenue reconciliation
Interest revenue - taxable equivalent	$62,909	$64,353	$63,338	$61,783	$60,495
Taxable equivalent adjustment	(375)	(398)	(405)	(377)	(357)
Interest revenue (GAAP)	$62,534	$63,955	$62,933	$61,406	$60,138

Net interest revenue reconciliation
Net interest revenue - taxable equivalent	$57,617	$58,332	$56,967	$54,950	$54,169
Taxable equivalent adjustment	(375)	(398)	(405)	(377)	(357)
Net interest revenue (GAAP)	$57,242	$57,934	$56,562	$54,573	$53,812

Total revenue reconciliation
Total operating revenue	$71,499	$71,355	$69,379	$66,893	$63,845
Taxable equivalent adjustment	(375)	(398)	(405)	(377)	(357)
Total revenue (GAAP)	$71,124	$70,957	$68,974	$66,516	$63,488

Income before taxes reconciliation
Income before taxes	$28,438	$29,436	$28,015	$26,361	$24,795
Taxable equivalent adjustment	(375)	(398)	(405)	(377)	(357)
Income before taxes (GAAP)	$28,063	$29,038	$27,610	$25,984	$24,438

Income tax expense (benefit) reconciliation
Income tax expense (benefit)	$10,768	$11,189	$10,399	$10,004	$9,395
Taxable equivalent adjustment	(375)	(398)	(405)	(377)	(357)
Income tax expense (benefit) (GAAP)	$10,393	$10,791	$9,994	$9,627	$9,038

Book value per common share reconciliation
Tangible book value per common share	$12.53	$12.15	$12.10	$11.91	$11.63
Effect of goodwill and other intangibles	.05	.05	.05	.03	.03
Book value per common share (GAAP)	$12.58	$12.20	$12.15	$11.94	$11.66

Average equity to assets reconciliation
Tangible common equity to assets	9.82%	9.72%	9.83%	9.58%	9.22%
Effect of preferred equity	-	-	-	-	.28
Tangible equity to assets	9.82	9.72	9.83	9.58	9.50
Effect of goodwill and other intangibles	.04	.04	.02	.03	.02
Equity to assets (GAAP)	9.86%	9.76%	9.85%	9.61%	9.52%

Tangible common equity to risk-weighted assets reconciliation (1)
Tangible common equity to risk-weighted assets	13.53%	13.82%	14.10%	13.92%	13.63%
Effect of other comprehensive income	.19	.35	.34	.53	.36
Effect of deferred tax limitation	(2.86)	(3.11)	(3.39)	(3.74)	(3.92)
Effect of trust preferred	.67	1.00	1.02	1.04	1.03
Tier I capital ratio (Regulatory)	11.53%	12.06%	12.07%	11.75%	11.10%

(1) March 31, 2015 calculated under Basel III rules which became effective January 1, 2015.

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Loan Portfolio Composition at Period-End

	2015	2014				Linked Quarter Change	Year over Year Change
	First	Fourth	Third	Second	First
(in millions)	Quarter	Quarter	Quarter	Quarter	Quarter
LOANS BY CATEGORY
Owner occupied commercial RE	$1,167	$1,163	$1,153	$1,163	$1,142	$4	$25
Income producing commercial RE	636	599	605	598	624	37	12
Commercial & industrial	716	710	650	554	495	6	221
Commercial construction	230	196	181	160	148	34	82
Total commercial	2,749	2,668	2,589	2,475	2,409	81	340
Residential mortgage	864	866	866	861	866	(2)	(2)
Home equity lines of credit	465	466	459	451	447	(1)	18
Residential construction	291	299	307	302	318	(8)	(27)
Consumer installment	419	373	348	321	316	46	103
Total loans	$4,788	$4,672	$4,569	$4,410	$4,356	116	432

LOANS BY MARKET
North Georgia	$1,150	$1,163	$1,168	$1,175	$1,205	(13)	(55)
Atlanta MSA	1,296	1,282	1,289	1,305	1,290	14	6
North Carolina	539	553	553	555	563	(14)	(24)
Coastal Georgia	476	456	444	426	425	20	51
Gainesville MSA	255	257	254	257	262	(2)	(7)
East Tennessee	281	280	281	270	272	1	9
South Carolina / Specialized Lending	475	412	337	206	131	63	344
Indirect auto	316	269	243	216	208	47	108
Total loans	$4,788	$4,672	$4,569	$4,410	$4,356	116	432

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Credit Quality

	First Quarter 2015			Fourth Quarter 2014			Third Quarter 2014
	Non-performing	Foreclosed	Total	Non-performing	Foreclosed	Total	Non-performing	Foreclosed	Total
(in thousands)	Loans	Properties	NPAs	Loans	Properties	NPAs	Loans	Properties	NPAs
NONPERFORMING ASSETS BY CATEGORY
Owner occupied CRE	$4,360	$173	$4,533	$4,133	$355	$4,488	$2,156	$1,024	$3,180
Income producing CRE	835	-	835	717	-	717	1,742	42	1,784
Commercial & industrial	1,629	-	1,629	1,571	-	1,571	1,593	-	1,593
Commercial construction	60	-	60	83	15	98	148	-	148
Total commercial	6,884	173	7,057	6,504	370	6,874	5,639	1,066	6,705
Residential mortgage	8,669	796	9,465	8,196	1,183	9,379	8,350	1,769	10,119
Home equity lines of credit	693	50	743	695	40	735	720	90	810
Residential construction	2,127	139	2,266	2,006	133	2,139	3,543	221	3,764
Consumer installment	642	-	642	480	-	480	493	-	493
Total NPAs	$19,015	$1,158	$20,173	$17,881	$1,726	$19,607	$18,745	$3,146	$21,891
Balance as a % of
Unpaid Principal	72.0%	56.6%	70.9%	69.9%	54.1%	68.1%	68.6%	54.5%	66.1%

NONPERFORMING ASSETS BY MARKET
North Georgia	$6,101	$662	$6,763	$5,669	$711	$6,380	$7,392	$1,717	$9,109
Atlanta MSA	1,903	227	2,130	1,837	372	2,209	1,724	364	2,088
North Carolina	5,321	159	5,480	5,221	234	5,455	4,919	398	5,317
Coastal Georgia	901	-	901	799	105	904	781	160	941
Gainesville MSA	781	22	803	1,310	81	1,391	1,403	85	1,488
East Tennessee	1,808	30	1,838	1,414	201	1,615	1,227	245	1,472
South Carolina / Specialized Lending	1,700	58	1,758	1,285	22	1,307	945	177	1,122
Indirect auto	500	-	500	346	-	346	354	-	354
Total NPAs	$19,015	$1,158	$20,173	$17,881	$1,726	$19,607	$18,745	$3,146	$21,891

NONPERFORMING ASSETS ACTIVITY
Beginning Balance	$17,881	$1,726	$19,607	$18,745	$3,146	$21,891	$20,724	$2,969	$23,693
Loans placed on non-accrual	5,944	-	5,944	7,140	-	7,140	7,665	-	7,665
Payments received	(1,513)	-	(1,513)	(5,286)	-	(5,286)	(3,129)	-	(3,129)
Loan charge-offs	(2,838)	-	(2,838)	(1,841)	-	(1,841)	(4,353)	-	(4,353)
Foreclosures	(459)	459	-	(877)	877	-	(2,162)	2,162	-
Capitalized costs	-	-	-	-	-	-	-	209	209
Property sales	-	(1,108)	(1,108)	-	(2,483)	(2,483)	-	(2,350)	(2,350)
Write downs	-	(166)	(166)	-	(1)	(1)	-	(108)	(108)
Net gains (losses) on sales	-	247	247	-	187	187	-	264	264
Ending Balance	$19,015	$1,158	$20,173	$17,881	$1,726	$19,607	$18,745	$3,146	$21,891

	First Quarter 2015		Fourth Quarter 2014		Third Quarter 2014
		Net Charge-		Net Charge-		Net Charge-
		Offs to		Offs to		Offs to
	Net	Average	Net	Average	Net	Average
(in thousands)	Charge-Offs	Loans (1)	Charge-Offs	Loans (1)	Charge-Offs	Loans (1)
NET CHARGE-OFFS BY CATEGORY
Owner occupied CRE	$351	.12%	$891	.31%	$746	.26%
Income producing CRE	247	.16	143	.09	104	.07
Commercial & industrial	341	.19	(295)	(.17)	(341)	(.23)
Commercial construction	22	.04	(6)	(.01)	103	.24
Total commercial	961	.14	733	.11	612	.10
Residential mortgage	416	.20	1,226	.56	1,116	.52
Home equity lines of credit	59	.05	238	.20	356	.31
Residential construction	1,060	1.46	(44)	(.06)	712	.94
Consumer installment	66	.07	356	.39	359	.43
Total	$2,562	.22	$2,509	.22	$3,155	.28

NET CHARGE-OFFS BY MARKET
North Georgia	$1,053	.37%	$791	.27%	$1,861	.63%
Atlanta MSA	188	.06	147	.05	(250)	(.08)
North Carolina	666	.49	1,103	.79	656	.47
Coastal Georgia	134	.12	30	.03	228	.21
Gainesville MSA	(65)	(.10)	94	.15	259	.40
East Tennessee	471	.68	54	.08	230	.33
South Carolina / Specialized Lending	-	-	110	.11	5	.01
Indirect auto	115	.16	180	.29	166	.31
Total	$2,562	.22	$2,509	.22	$3,155	.28

(1) Annualized.

UNITED COMMUNITY BANKS, INC.
Consolidated Statement of Income (Unaudited)
	Three Months Ended
	March 31,
(in thousands, except per share data)	2015	2014

Interest revenue:
Loans, including fees	$49,664	$47,688
Investment securities, including tax exempt of $158 and $188	12,058	11,607
Deposits in banks and short-term investments	812	843
Total interest revenue	62,534	60,138

Interest expense:
Deposits:
NOW	394	440
Money market	673	563
Savings	20	20
Time	1,109	1,771
Total deposit interest expense	2,196	2,794
Short-term borrowings	98	840
Federal Home Loan Bank advances	392	58
Long-term debt	2,606	2,634
Total interest expense	5,292	6,326
Net interest revenue	57,242	53,812
Provision for credit losses	1,800	2,500
Net interest revenue after provision for credit losses	55,442	51,312

Fee revenue:
Service charges and fees	7,615	7,898
Mortgage loan and other related fees	2,755	1,354
Brokerage fees	1,551	1,177
Gains from sales of SBA loans	1,141	-
Securities gains, net	1,539	217
Loss from prepayment of debt	(1,038)	-
Other	2,119	1,530
Total fee revenue	15,682	12,176
Total revenue	71,124	63,488

Operating expenses:
Salaries and employee benefits	26,446	24,396
Communications and equipment	3,271	3,239
Occupancy	3,278	3,378
Advertising and public relations	750	626
Postage, printing and supplies	938	776
Professional fees	1,919	1,427
FDIC assessments and other regulatory charges	1,209	1,353
Other	5,250	3,855
Total operating expenses	43,061	39,050
Net income before income taxes	28,063	24,438
Income tax expense	10,393	9,038
Net income	17,670	15,400
Preferred stock dividends and discount accretion	-	439
Net income available to common shareholders	$17,670	$14,961

Earnings per common share:
Basic	$.29	$.25
Diluted	.29	.25
Weighted average common shares outstanding:
Basic	60,905	60,059
Diluted	60,909	60,061

UNITED COMMUNITY BANKS, INC.
Consolidated Balance Sheet (Unaudited)
	March 31,	December 31,	March 31,
(in thousands, except share and per share data)	2015	2014	2014

ASSETS
Cash and due from banks	$77,493	$77,180	$52,813
Interest-bearing deposits in banks	82,269	89,074	110,529
Short-term investments	25,902	26,401	49,999
Cash and cash equivalents	185,664	192,655	213,341
Securities available for sale	1,801,973	1,782,734	1,837,676
Securities held to maturity (fair value $413,550, $425,233 and $473,136)	399,228	415,267	464,697
Mortgage loans held for sale	15,723	13,737	10,933
Loans, net of unearned income	4,787,689	4,672,119	4,355,708
Less allowance for loan losses	(70,007)	(71,619)	(75,223)
Loans, net	4,717,682	4,600,500	4,280,485
Assets covered by loss sharing agreements with the FDIC	-	3,315	21,353
Premises and equipment, net	159,036	159,390	161,540
Bank owned life insurance	81,490	81,294	80,790
Accrued interest receivable	20,154	20,103	18,572
Net deferred tax asset	201,898	215,503	243,683
Derivative financial instruments	20,291	20,599	21,563
Other assets	60,764	61,889	43,604
Total assets	$7,663,903	$7,566,986	$7,398,237
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand	$1,694,755	$1,574,317	$1,471,781
NOW	1,420,956	1,504,887	1,392,863
Money market	1,306,421	1,273,283	1,235,429
Savings	312,013	292,308	270,910
Time:
Less than $100,000	723,323	748,478	833,188
Greater than $100,000	482,955	508,228	572,889
Brokered	497,508	425,011	470,481
Total deposits	6,437,931	6,326,512	6,247,541
Repurchase agreements	-	6,000	123,075
Federal Home Loan Bank advances	270,125	270,125	50,125
Long-term debt	113,901	129,865	129,865
Derivative financial instruments	29,276	31,997	42,309
Unsettled securities purchases	-	5,425	63,999
Accrued expenses and other liabilities	48,965	57,485	37,593
Total liabilities	6,900,198	6,827,409	6,694,507
Shareholders’ equity:
Common stock, $1 par value; 100,000,000 shares authorized;
50,228,075, 50,178,605 and 50,011,094 shares issued and outstanding	50,228	50,178	50,011
Common stock, non-voting, $1 par value; 26,000,000 shares authorized;
10,080,787, 10,080,787 and 10,080,787 shares issued and outstanding	10,081	10,081	10,081
Common stock issuable; 400,369, 357,983 and 237,763 shares	5,895	5,168	3,840
Capital surplus	1,081,110	1,080,508	1,091,696
Accumulated deficit	(372,933)	(387,568)	(433,130)
Accumulated other comprehensive loss	(10,676)	(18,790)	(18,768)
Total shareholders’ equity	763,705	739,577	703,730
Total liabilities and shareholders’ equity	$7,663,903	$7,566,986	$7,398,237

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended March 31,
	2015			2014
	Average		Avg.	Average		Avg.
(dollars in thousands, taxable equivalent)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)(2)	$4,725,304	$49,865	4.28%	$4,355,572	$47,868	4.46%
Taxable securities (3)	2,186,756	11,900	2.18	2,300,316	11,419	1.99
Tax-exempt securities (1)(3)	16,236	259	6.38	20,173	308	6.11
Federal funds sold and other interest-earning assets	141,414	885	2.50	150,841	900	2.39

Total interest-earning assets	7,069,710	62,909	3.60	6,826,902	60,495	3.58
Non-interest-earning assets:
Allowance for loan losses	(72,192)			(77,491)
Cash and due from banks	79,025			62,054
Premises and equipment	159,502			162,788
Other assets (3)	381,300			410,175
Total assets	$7,617,345			$7,384,428

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,475,913	394	.11	$1,416,119	440	.13
Money market	1,466,913	673	.19	1,376,993	563	.17
Savings	300,344	20	.03	259,548	20	.03
Time less than $100,000	737,254	724	.40	877,695	1,013	.47
Time greater than $100,000	494,451	664	.54	578,190	918	.64
Brokered time deposits	273,327	(279)	(.41)	287,979	(160)	(.23)
Total interest-bearing deposits	4,748,202	2,196	.19	4,796,524	2,794	.24

Federal funds purchased and other borrowings	36,145	98	1.10	112,583	840	3.03
Federal Home Loan Bank advances	239,181	392	.66	125,069	58	.19
Long-term debt	127,740	2,606	8.27	129,865	2,634	8.23
Total borrowed funds	403,066	3,096	3.12	367,517	3,532	3.90

Total interest-bearing liabilities	5,151,268	5,292	.42	5,164,041	6,326	.50
Non-interest-bearing liabilities:
Non-interest-bearing deposits	1,620,984			1,400,619
Other liabilities	94,207			116,667
Total liabilities	6,866,459			6,681,327
Shareholders’ equity	750,886			703,101
Total liabilities and shareholders’ equity	$7,617,345			$7,384,428

Net interest revenue		$57,617			$54,169
Net interest-rate spread			3.18%			3.08%

Net interest margin (4)			3.31%			3.21%

(1)
Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.

(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued and loans that are held for sale.
(3)
Securities available for sale are shown at amortized cost. Pretax unrealized gains of $10.8 million in 2015 and pretax unrealized losses of $4.63 million in 2014 are included in other assets for purposes of this presentation.

(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.